UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response...........5.0

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 29, 2009

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34091	52-2230784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 Broadway, 42nd Floor
New York, New York 10005

(Address of principal executive offices)	(Zip Code)
(212) 813-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition
          On April 29, 2009, MarketAxess Holdings Inc. (the “Company”) issued a press release announcing the Company’s financial results for its fiscal first quarter ended March 31, 2009. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
          The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.
Item 9.01      Financial Statements and Exhibits
(d)	Exhibits:
99.1	Press Release entitled “MarketAxess Reports First Quarter 2009 Revenue of $24.6 Million and Diluted EPS of $0.08 Versus $0.05 in the Prior Year Period” issued by MarketAxess Holdings Inc. on April 29, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: April 29, 2009	By:	/s/Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX
Exhibit
99.1	Press Release entitled “MarketAxess Reports First Quarter 2009 Revenue of $24.6 Million and Diluted EPS of $0.08 Versus $0.05 in the Prior Year Period” issued by MarketAxess Holdings Inc. on April 29, 2009.

4